EX-23
                       Consent of Independent Accountants


                                   EXHIBIT 23
                                   ----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We consent to the incorporation by reference in this annual report on Form 10-KSB for the year ended October 31, 2000, of our report dated January 19,2001 2001, appearing in the Registration Statement on Form S-3 (File No. 333-98067) of CEC Properties, Inc., filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, which became effective on or about December 17, 1998.


February 12, 2001
Irvine, California



                                                              /s/ CORBIN & WERTZ